Exhibit 10.8

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on the 24th day of May, 2011 in Beijing, China.

Party A:                        Kutianxia (Beijing) Information Technology Ltd.

Address:                         Room 2407, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Party B:                        Beijing Secoo Trading Limited

Address:                         Room 2405, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.                   Party A is a wholly foreign owned enterprise established in the People’s Republic of China (“China”), and has the necessary resources to provide technical services and business consulting services;

2.                   Party B is a company with exclusively domestic capital registered in China and may carry out the following business as approved by the relevant governmental authorities in China: trading of apparels, shoes, hats, accessories, daily necessities, furniture, communication devices, home appliances, electrical hardwares, crafts (excluding antiques), sports goods;

3.                   Party A is willing to provide Party B, on an exclusive basis, with technical, consulting and other services during the term of this Agreement byutilizing its own advantages in human resources, technology and information, and Party B is willing to accept such exclusive services provided by Party A or Party A’s designee(s) pursuant to the terms set forth herein.

Now, therefore, through mutual discussion, Party A and Party B have reached the following agreements:

1.                                      Services Provided by Party A

1.1                               Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all services within the business scope of Party B as may be determined from time to time by Party A, including but not limited to the following: technical services, network support, business consultations, intellectual property licenses, equipment or real property leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2                               Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3                               Service Providing Method

1.3.1                     Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, where the specific contents, manner, personnel, and fees for the specific technical services and consulting services are provided.

1.3.2                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements, which shall permit Party B to use Party A’s relevant intellectual property rights, at any time and from time to time based on the needs of the business of Party B.

1.3.3                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into equipment or property leases which shall permit Party B to use Party A’s relevant equipment or property based on the needs of the business of Party B.

2.                                      The Calculation and Payment of the Service Fees

Both Parties agree that, Party A will issue an invoice quarterly based on the workload and commercial valuation of the technical services provided by Party A as well as the price agreed by both Parties. Party B shall pay the consultation service fees in accordance with the date and amount provided in such invoice. Party A is entitled to adjust the standard for the consultation service fees from time to time pursuant to the quantity and contents of the technical services provided by it to Party B.

Within 15 days following the end of each fiscal year, Party B shall provide financial statements of such year and all the operation records, business contracts and financial materials which are used for issuing the financial statements. If Party A challenges such financial materials, Party A is entitled to appoint any reputable independent auditor to do an auditing on the relevant materials, and Party B shall give assistance.

3.                                      Intellectual Property Rights and Confidentiality Clauses

3.1                               Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including, but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

3.2                               The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without the written consent of the other Party, it shall not disclose any relevant information to any third parties, except under the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties provided in this Section. Disclosure of any confidential information by the staff or agencies hired by any Party shall be deemed to be disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3                               The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.                                      Representations and Warranties

4.1                               Party A hereby represents and warrants as follows:

4.1.1                     Party A is a company legally registered and validly existing in accordance with the laws of China.

4.1.2                     Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from all third parties and government authorities, and will not violate any restrictions provided by law or agreements which are binding or have an impact on Party A.

4.1.3                     This Agreement upon execution shall constitute Party A’s legal, valid and binding obligations, and shall be enforceable against Party A.

4.2                               Party B hereby represents and warrants as follows:

4.2.1                     Party B is a company legally registered and validly existing in accordance with the laws of China, and may carry out the following business as approved by the relevant governmental authorities in China: trading of apparels, shoes, hats, accessories, daily necessities, furniture, communication devices, home appliances, electrical hardwares, crafts (excluding antiques), sports goods;

4.2.2                     Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from all third parties and government authorities, and will not violate any restrictions provided by law or agreements which are binding or have an impact on Party B.

4.2.3                     This Agreement upon execution shall constitute Party B’s legal, valid and binding obligations, and shall be enforceable against Party B.

5.                                      Effectiveness and Term

5.1                               This Agreement is executed on the date first above written and shall take effect as of such date. Unless there is an early termination in accordance with the provisions of this Agreement or any other agreements separately entered into between the Parties, the term of this Agreement shall be 10 years. After the execution of this Agreement, both Parties shall review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2                               The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration hereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.                                      Termination

6.1                               Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2                               During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall be entitled to terminate this Agreement at any time by giving a 30-day prior written notice to Party B .

6.3                               The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.                                      Governing Law and Resolution of Disputes

7.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2                               In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall first negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be held in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3                               Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.                                      Indemnification

Party B shall indemnify and prevent Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.                                      Notices

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered by hand or sent by prepaid registered mail, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                     In the case of notices given by personal delivery, by courier service or by prepaid registered mail, notice shall be deemed to have been effectively given on the date of delivery or refusal to accept delivery at the address specified for notices.

9.1.2                     In the case of notices given by facsimile transmission, notice shall be deemed to have been effectively given on the date of such successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:                         Room 2407, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Attn:                                            Rixue Li

Tel:                                                   010-85894218

Party B:

Address:                         Room 2405, Bld 31, No.25, Yuetan North Street, Xicheng District, Beijing

Attn:                                            Rixue Li

Tel:                                                   010-85894218

9.3                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                               Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.                               Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any aspect. The Parties shall negotiate in good faith to try to replace such invalid, illegal or unenforceable provisions with effective provisions to the maximum extent permitted by law and reflecting the intentions of the Parties, provided that the economic effect of such effective provisions is as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.                               Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.                               Language and Counterparts

This Agreement is written in Chinese language in two copies, each Party having one copy with equal legal validity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Kutianxia (Beijing) Information Technology Ltd.
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative

Party B: Beijing Secoo Trading Limited
(Company Seal)

By:	/s/ Rixue Li
Name:	Rixue Li
Title:	Legal Representative